Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

Powermers Smart Industries, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type(1)	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Unit		Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Fees to Be Paid	Equity	Common Stock(3)	Rule 457(f) and (c)	6,935,936	10.84	(4)	75,185,546.20	0.0001476	11,097.39	(5)	N/A	N/A	N/A	N/A

	Equity	Warrants to Purchase Common Stock(6)	Rule 457(g)	15,302,500	N/A		N/A	N/A	N/A	(7)	N/A	N/A	N/A	N/A
	Equity	Common Stock Underlying Warrants(8)	Rule 457(g)(1)	15,302,500	11.50	(9)	175,978,750	0.0001476	25,974.46		N/A	N/A	N/A	N/A
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A		N/A	N/A	N/A		N/A	N/A	N/A	N/A
Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A			N/A				N/A	N/A	N/A	N/A
	Total Offering Amounts						251,164,296.20		37,071.85
	Total Fees Previously Paid						N/A		N/A
	Total Fee Offsets						N/A		N/A
	Net Fee Due								37,071.85

(1)	All securities being registered will be issued by Powermers Smart Industries, Inc. (“New PSI”) after giving effect to the consummation of the Business Combination (as defined in the proxy statement/prospectus).

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued resulting from stock splits, stock dividends or similar transactions.
(3)	Represents the number of shares of Common Stock of New PSI, par value $0.0001 per share (the “New PSI Common Stock”) issuable upon completion of the Business Combination, as described in the proxy statement/prospectus, in exchange for: (i) 3,298,436 shares of Class A Common Stock of OCA Acquisition Corp. (“OCA”), par value $0.0001 per share (the “OCA Class A Common Stock”), that were registered pursuant to the Registration Statement on Form S-l (File No. 333-251617) (the “IPO Registration Statement”), and offered by OCA in its initial public offering, (ii) 3,437,500 shares of Class B Common Stock of OCA, par value $0.0001 per share, and (iii) 200,000 shares of OCA Class A Common Stock issued to the Sponsor immediately prior to the Merger in a private placement.
(4)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the shares of OCA Class A Common Stock on the Nasdaq Stock Market (“Nasdaq”) on February 12, 2024 ($10.84 per share). This calculation is in accordance with Rule 457(f)(1) of the Securities Act.
(5)	Calculated by multiplying the proposed maximum aggregate offering price of securities to be registered by 0.0001476.
(6)	Represents 15,302,500 warrants to acquire shares of New PSI Common Stock (“New PSI Warrants”) with a per share exercise price of $11.50, issuable in exchange for (a) 7,475,000 Public Warrants (as defined in the proxy statement/prospectus), (b) 4,500,000 Private Placement Warrants (as defined in the proxy statement/prospectus), 1,500,000 Working Capital Warrants(as defined in the proxy statement/prospectus), 747,500 Extension Warrants (as defined in the proxy statement/prospectus) and 1,080,000 Post-IPO Warrants (as defined in the proxy statement/prospectus).
(7)	No registration fee is required pursuant to Rule 457(g) under the Securities Act.
(8)	Represents 15,302,500 shares of New PSI Common Stock, issuable upon exercise by holders of New PSI Warrants, following the completion of the Business Combination.
(9)	Pursuant to Rule 457(g)(1) under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price of the shares underlying the warrants is calculated based on an exercise price of $11.50 per share.